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United State Securities and Exchange Commission
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.

Date of Report: August 7, 2003

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ASTROCOM CORPORATION
(Exact name of small business issuer as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	#0-8482 (Commission File Number)
3500 Holly Lane North, Suite 60 Plymouth, MN 55447-1284 (Address of principal executive offices) (Zip Code)	41-0946755 (I.R.S. Employer Identification Number)

(612) 378-7800
(Issuer's telephone number)

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ITEM 3. BANKRUPTCY

        On August 7, 2003, Astrocom Corporation (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Minnesota, Minneapolis, Minnesota. No trustee, receiver, fiscal agent or similar officer has been appointed, and the Company will act as a debtor-in-possession while being subject to the supervision and orders of the bankruptcy court. The Company expects to continue operations during the chapter 11 process. By entering into a chapter 11 case, the Company seeks to have a centralized forum for negotiations with its creditors and, ultimately, confirm a plan of reorganization that will restructure the Company.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibits are filed with this report.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated August 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2003                                                      ASTROCOM CORPORATION

By: /s/ Ronald B. Thomas
 Ronald B. Thomas
President, Chief Executive Officer
& Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated August 7, 2003, of Astrocom Corporation

EXHIBIT 99.1

PRESS RELEASE

Minneapolis, MN, August 7, 2003

Astrocom Corporation Files Voluntary Petition Under Chapter 11
of the United States Bankruptcy Code

        Astrocom Corporation (OTCBB: ATCC) today announced that it has filed a voluntary petition under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court in Minneapolis, Minnesota.

        Given the corporation's inability to develop a sustainable revenue base that would support its operational needs, and its inability to obtain alternative sources of capital, the corporation filed for bankruptcy while it had sufficient funds to explore reorganization. Four of the corporation's nine employees have been or will be laid off.

        Ronald B. Thomas, CEO and President, will serve as Astrocom's responsible individual during the corporation's reorganization process.

        This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the ability of Astrocom to have sufficient funds to reorganize and other risks cited in Astrocom's securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Astrocom disclaims any intent or obligation to update these forward-looking statements.